Exhibit 99.1

SAB BIO Appoints Lucy To as Chief Financial Officer

July 31, 2024

MIAMI, FL July 31, 2024 – SAB Biotherapeutics, Inc. (Nasdaq: SABS), (“SAB” or the “Company”), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that is developing human anti-thymocyte immunoglobulin (hIgG) for delaying the onset or progression of type 1 diabetes (T1D), today announced that Lucy To has been named Chief Financial Officer effective August 12, 2024. Ms. To brings over 18 years of investment banking and strategic operational expertise to SAB and will lead corporate finance, corporate strategy and approach to broader strategic business relationships at the company.

“Lucy’s proven track record and experience will prove invaluable to SAB as we continue to deliver on our upcoming milestones for SAB-142,” notes Samuel J. Reich, Chairman and CEO of SAB. “I’m thrilled to welcome her to our team and look forward to her impact on the organization as we deliver value to our shareholders and transform the landscape of T1D.”

"I am incredibly excited to join the SAB team during this transformational time for the company where we expect top-line Phase 1 data for our lead candidate, SAB-142, in T1D by the end of 2024" said Ms. To. "The opportunity to work at a company that has the potential to generate best-in-disease data, transform the T1D landscape significantly, and alter the course of this complex and life-threatening autoimmune disease is highly attractive. I look forward to being a part of this stellar team and contributing in the effort to make SAB's therapies a reality for patients."

Prior to joining SAB, she was a Managing Director in the Healthcare Investment Banking Group at Wells Fargo where she advised biopharmaceutical companies on financing and strategic transactions. Her career experience includes additional investment banking and operational experience at Deutsche Bank, Intercept Pharmaceuticals, Citigroup, and Cowen. Her transaction experience includes M&A, IPOs and other equity and debt financings in the healthcare sector with an aggregate transaction value in excess of $50 billion.

About SAB BIO

SAB BIO (SAB) is a clinical-stage biopharmaceutical company focused on developing human, multi- targeted, high-potency immunoglobulins (IgGs), without the need for human donors or convalescent plasma, to treat and prevent immune and autoimmune disorders. The Company’s lead asset, SAB-142, targets T1D with a disease-modifying therapeutic approach that aims to change the treatment paradigm by delaying onset and potentially preventing disease progression. Using advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™, the only transgenic animal with a human artificial chromosome, SAB’s DiversitAb™ drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, human IgGs that can address a wide range of serious unmet needs in human diseases without the need for convalescent plasma or human donors. For more information on SAB, visit: https://www.SAB.bio/ and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made in this current report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our T1D program and other discovery programs.

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Media Relations:
khollon@sab.bio

Investor Relations:
Kevin Gardner
LifeSci Advisors
kgardner@lifesciadvisors.com

Chris Calabrese
LifeSci Advisors
ccalabrese@lifesciadvisors.com